UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015 (September 9, 2015)

JM GLOBAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 South Congress Avenue Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 900-3672

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Separate Trading of Common Stock and Warrants

On September 9, 2015, JM Global Holding Company (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units commencing on September 11, 2015. Each Unit consists of one share of common stock, par value $0.0001 per share, and one warrant to purchase one-half of one share of common stock. Any Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “WYIGU”. Any underlying shares of common stock and warrants that are separated are expected to trade on the NASDAQ Capital Market under the symbols “WYIG” and “WYIGW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of common stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Forfeiture of Founder Shares

As a result of the underwriter’s determination not to exercise its over-allotment option to purchase additional Units, Zhong Hui Holding Limited, an initial stockholder of the Company, forfeited an aggregate of 192,188 shares of Common Stock. As a result of such forfeiture, there are 6,562,500 shares of Common Stock issued and outstanding as of the date of this report.

Exhibit Number	Description
99.1	Press Release dated September 9, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2015

JM GLOBAL HOLDING COMPANY

By:	/s/ Tim Richerson
Name: Tim Richerson
Title: Chief Executive Officer

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